Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports First Quarter 2019 Results

Call scheduled for today, May 9, at 4:30pm ET

TUCSON, Ariz., May 9, 2019 -- HTG Molecular Diagnostics, Inc. (Nasdaq:HTGM) (HTG), a diagnostic company whose mission is to advance precision medicine, today reported its financial results for the first quarter ended March 31, 2019.

Recent Accomplishments & Highlights:

•

Achieved product and product-related services revenue of $2.7 million for the three months ended March 31, 2019, which represents a 54% increase over the same period in 2018 and reflects growth in both research use only (RUO) and molecular diagnostics (MDx) profiling revenue.

•

Launched the HTG EdgeSeq Mouse mRNA Tumor Response Panel, which measures over 1,600 mouse mRNA targets in one RNA extraction-free assay, in the United States and Europe. This RUO profiling panel is designed for use in mouse oncology models to identify and quantify expression of genes and gene pathways from a variety of sample types.

•	Obtained recertification to ISO 13485:2016 valid through May 2021.

•

Announced an amendment to the IVD Test Development and Component Supply Agreement with Illumina to enable the expansion of potential fields for development and commercialization of IVD test kits for use with HTG EdgeSeq and Illumina sequencing technology. Under the amended agreement, HTG may now submit potential development plans to Illumina for consideration in the fields of autoimmune, cardiovascular and fibrosis disorders and diseases in addition to development plans in the oncology field.

“We entered 2019 with continued growth and strong performance in our RUO profiling business and are beginning to see the momentum that we have anticipated in our MDx business,” said John Lubniewski, President and CEO of HTG. “Collaborative development services revenue declined as expected this quarter due to reduced activity in our two active PDP development programs, which were awaiting go-forward decisions during the period. Our profiling revenue reflects positive growth in both our biopharmaceutical customers’ project pipelines and expansion of our relationships with academic medical centers in the United States and Europe.”

First Quarter 2019 Financial Results:

Total revenue for the first quarter of 2019 was $3.2 million compared to $4.2 million for the same period in 2018. Product and product-related services revenue for the first quarter of 2019 was $2.7 million compared to $1.7 million in the same period in 2018 and collaborative development services revenue for the first quarter of 2019 was $0.5 million compared to $2.4 million in the same period in 2018.

Net loss from operations for the first quarter of 2019 was $5.3 million, compared to $5.2 million for the first quarter of 2018. Net loss per share was $(0.19) for the first quarter of 2019 compared to $(0.22) for the first quarter of 2018.

HTG ended the first quarter with $25.0 million in cash, cash equivalents and short-term available-for-sale securities and current liabilities of approximately $4.8 million plus an additional $15.6 million in non-current liabilities. An additional $3.3 million of restricted cash was held in connection with a convertible note that is included in non-current liabilities as of March 31, 2019.

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. Eastern Time. Conference call and webcast details follow:

Date:	Thursday, May 9, 2019
Time:	4:30pm Eastern Time
Toll Free:	(888) 221-3881
International:	(323) 794-2590
Conference ID:	4490665
Webcast:	http://public.viavid.com/index.php?id=134341

About HTG:

HTG is focused on NGS-based molecular profiling. The company’s proprietary HTG EdgeSeq technology automates complex, highly multiplexed molecular profiling from solid and liquid samples, even when limited in amount. HTG’s customers use its technology to identify biomarkers important for precision medicine, to understand the clinical relevance of these discoveries, and ultimately to identify treatment options. The company’s mission is to empower precision medicine at the local level.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected growth of our various lines of business. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that our amended agreement with Illumina may not provide the expected benefits; the risk that we may not realize the benefits expected under our collaboration agreements; risks associated with our ability to successfully commercialize our products; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product and product-related services	$2,662,505	$1,733,546
Collaborative development services	540,320	2,425,106
Total revenue	3,202,825	4,158,652

Operating expenses:
Cost of product and product-related services revenue	2,045,527	1,137,063
Selling, general and administrative	4,400,866	5,657,832
Research and development	2,074,748	2,589,286
Total operating expenses	8,521,141	9,384,181
Operating loss	(5,318,316)	(5,225,529)
Loss on settlement of Growth Term Loan	—	(105,064)
Interest income (expense)	(52,530)	(49,354)
Net loss	$(5,370,846)	$(5,379,947)

Net loss per share, basic and diluted	$(0.19)	$(0.22)
Shares used in computing net loss per share, basic and diluted	28,600,679	24,704,128

HTG Molecular Diagnostics, Inc.
Consolidated Balance Sheets

	March 31,	December 31,
	2019	2018
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$6,975,080	$8,432,600
Short-term investments available-for-sale, at fair value	18,056,673	22,681,049
Accounts receivable	3,349,850	5,012,678
Inventory, net	1,179,041	1,306,609
Prepaid expenses and other	557,521	568,209
Total current assets	30,118,165	38,001,145

Restricted cash	3,270,247	3,270,247
Deferred offering costs	198,088	59,030
Deferred MidCap revolving loan costs	63,099	67,068
Right-of-use assets, net	621,429	—
Property and equipment, net	2,141,107	2,373,790
Total assets	$36,412,135	$43,771,280

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,414,478	$1,849,921
Accrued liabilities	1,329,686	3,358,465
Contract liabilities - current	246,009	332,711
NuvoGen obligation - current	1,232,884	1,290,234
Operating lease liabilities - current	478,804	—
Other current liabilities	79,091	186,043
Total current liabilities	4,780,952	7,017,374
NuvoGen obligation - non-current, net of discount	5,292,769	5,702,519
Convertible note, related party - net of debt issuance costs	2,977,577	2,974,213
MidCap Term Loan payable - net of discount and debt issuance costs	6,739,815	6,704,641
Operating lease liabilities - non-current, net of discount	441,338	—
Other non-current liabilities	148,751	280,471
Total liabilities	20,381,202	22,679,218
Commitments and Contingencies
Total stockholders’ equity	16,030,933	21,092,062
Total liabilities and stockholders' equity (deficit)	$36,412,135	$43,771,280

Contact:

Ashley Robinson

LifeSci Advisors, LLC

Phone: (617) 535-7742

Email: arr@lifesciadvisors.com